SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

SICHUAN LEADERS PETROCHEMICAL COMPANY

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee as paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SICHUAN LEADERS PETROCHECMICAL COMPANY

Unit L, 16 FL, MG Tower, 133 Hoi Bun Road

Kwun Tong, Kowloon, Hong Kong

INFORMATION STATEMENT

(Dated March __, 2018)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS AND THE WRITTEN CONSENT SHAREHOLDERS OWNING OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF SICHUAN LEADERS PETROCHEMICAL COMPANY., WE HAVE ADOPTED AND APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO HORRISON RESOURCES INC.  A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NAME CHANGE AMENDMENT

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on March 8, 2018 (the "Record Date") of the common stock, par value $.01 per share ("Common Stock"), of Sichuan Leaders Petrochemical Company, a Florida corporation ("we, "our" or the "Company"), in connection with an amendment to Article 1 of our Articles of Incorporation changing our name to “Horrison Resources Inc.” (the “Name Change Amendment”) and an amendment to Article 3 of our Articles of Incorporation changing our address to Unit L, 16/F, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

The Name Change Amendment was adopted and approved by the unanimous written consent in lieu of a meeting of our Board of Directors executed on March 8, 2018 and the written consent of Mr. Nee Seng Yap, the owner of 40,000,020, or approximately 92.1% of our outstanding shares of common stock, executed on March 8, 2018. The Name Change Amendment has been adopted since as a result of the change in control of our company discussed below. We are a shell company within the meaning of Section 12(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) seeking to acquire an operating business. The approval of the Name Change Amendment by a written consent in lieu of a meeting of shareholders signed by Mr. Yap as the holder of a majority of our outstanding shares of common stock is sufficient under Florida Statutes and our bylaws to approve the Name Change Amendment. Accordingly, no proxy of our shareholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Exchange Act and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment will not be effected prior to the 21st day after this Information Statement is mailed to shareholders of record as of the Record Date.

1

Change in Control

On September 28, 2017, Andy Fan, the then Chief Executive Officer, Chief Financial Officer, President and Chairman of our company, and the owner of 40,000,020 shares of our common stock, representing approximately 92.10% of our outstanding shares, sold an aggregate of 40,000,020 of those shares, representing approximately 92.10% of our outstanding shares of common stock for a total purchase price of $375,000 to Mr. Nee Seng Yap pursuant to a Stock Purchase Agreement dated September 28, 2017.

Immediately prior to the closing on November 3, 2017, Mr. Andy Fan resigned as our Chief Executive Officer, Chief Financial Officer, President and Chairman of the Company and appointed Mr. Nee Seng Yap as Chief Executive Officer, President and Chairman of the Board. In addition, Ms. Tina M. Donnelly resigned as Corporate Secretary and appointed Pei Yin Cheah as Chief Financial Officer, Secretary and director of the Company.

The following table sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Nee Seng Yap	52	President, Chief Executive Officer and Chairman of the Board
Pei Yin Cheah	29	Chief Financial Officer, Secretary, and Director

Mr. Nee Seng Yap, age 52, serves as our Chief Executive Officer, President and Chairman of the Board. Mr. Yap served as executive director to GMC Network Sdn. Bhd. from 1999 to 2002. From 2003 to 2005, Mr. Yap served as president to Gaoyizhi (International) Group of Companies. From 2005 to 2008, Mr. Yap served as president to Dalian Meiluo International Limited and group of companies. From 2008 to present, Mr. Yap served as founder and chief executive officer to BBB Global Holding Limited. From 2013 until present, Mr. Yap served as founder chief executive officer, and chairman to BBB Group of Companies. Mr. Yap received his Ph.D. in business administration from University of California in 1999 and specialized in international business, business management, marketing and business coach.

Ms. Pei Yin Cheah, age 29, has been appointed as our Chief Financial Officer, Secretary and Director of the Board. Ms. Yin served as executive director to BBB Resources SDN. BHD. from 2015 to 2017, and served as chief financial officer to BBB Asia Capital Berhad, from 2015 until present. Ms. Yin served as executive director to Zero to Hero Enterprise from 2008 to 2013. Ms Yin received B.A. specialized in business management, marketing and finance management.

Family Relationships

Mr. Nee Seng Yap and Ms. Pei Yin Cheah share the same residence. There are no other family relationships among any of our officers or directors.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our company and our Board of Directors.

2

Director Independence

None of our directors is "independent" is defined within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

Our principal executive office is located at Unit L, 16/F, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. The telephone number at our principal executive office is 852-27762466.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2018 the number of shares of our common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of directors and our chief executive officer and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of March 8, 2018, we had outstanding 43,425,000 shares of common stock. Except as indicated below, the address of the person listed below is c/o our company at Unit L, 16/F, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Name of Buyer	Number of Shares	Percentage of Class
Yap Nee Seng*	40,000,020	92.1%

Cheah Pei Yin*	0	0%

All directors and officers as a group	40,000,020	92.1%

* Director and/ or executive officer.

AVAILABLE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

March 8, 2018	By order of the Board of Directors,

/s/ Nee Seng Yap
Nee Seng Yap Chairman of the Board, President and CEO

3